UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 10, 2011

FX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25386	87-0504461
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

3006 Highland Drive, Suite 206
Salt Lake City, Utah		84106
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 486-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 10, 2011, FX Energy, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Macquarie Capital (USA) Inc. (the “Underwriter”), in connection with a public offering (the “Offering”) of 6,000,000 shares of the Company’s common stock (the “Shares”).  Pursuant to the Underwriting Agreement, the Company has granted the Underwriter a 30-day option to purchase up to an additional 900,000 Shares to cover over-allotments, if any.  The Shares will be issued pursuant to the Company’s shelf registration statements on Form S-3 (File No. 333-155718, which became effective June 29, 2009, and File No. 333-171029, which became effective December 7, 2010) as supplemented by the final prospectus supplement filed with the Securities and Exchange Commission on March 10, 2011.  The Company is filing as exhibits to this report copies of the Underwriting Agreement and the opinion of Kruse Landa Maycock & Ricks, LLC with respect to the validity of the Shares to be issued in the Offering.

The Underwriting Agreement contains indemnification and contribution provisions under which the Company and the Underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments made in respect of these indemnifications.

The Company expects net proceeds of the Offering to be approximately $39.3 million (or $45.3 million if the underwriter exercises its over-allotment option in full), after deducting underwriting discounts and estimated offering expenses.  The Company intends to use the net proceeds from the Offering to fund a portion of its 2011 and 2012 capital budget and accelerate planned exploration and development activities and construction of production facilities in the Company’s project areas in Poland and for general working capital purposes.  The Offering is expected to close March 15, 2011, subject to the satisfaction of customary closing conditions.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the Shares described herein.  The Offering is being made only by means of a prospectus and related prospectus supplement.

ITEM 8.01—OTHER EVENTS

           On March 10, 2011, the Company issued a press release announcing the pricing of the Offering.  A copy of the press release is attached hereto as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:  The following are filed as exhibits to this report:

Exhibit Number	Title of Document	Location

1	Underwriting Agreement
1.01	Underwriting Agreement, dated March 10, 2011, between FX Energy, Inc., and Macquarie Capital (USA) Inc.	Attached

5	Opinion re: Legality
5.01	Opinion of Kruse Landa Maycock & Ricks, LLC	Attached

23	Consents of Experts and Counsel
23.01	Consent of Kruse Landa Maycock & Ricks, LLC	Included in Exhibit 5.01 of this Current Report on Form 8-K

99	Miscellaneous
99.01	Press Release dated March 10, 2011	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX ENERGY, INC.
Registrant

Dated: March 10, 2011	By:	/s/ Clay Newton
Clay Newton, Vice President

EXHIBIT INDEX

Exhibit Number	Title of Document

1.01	Underwriting Agreement, dated March 10, 2011, between FX Energy, Inc., and Macquarie Capital (USA) Inc.

5.01	Opinion of Kruse Landa Maycock & Ricks, LLC

23.01	Consent of Kruse Landa Maycock & Ricks, LLC

99.01	Press Release dated March 10, 2011